SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

CPI Corp.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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____________________________________________________________________________________
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[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

June 17, 2008

DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CPI Corp. (the “Company”). The meeting will be held at 9:30 a.m. (CDT), Thursday, July 17, 2008, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103. The enclosed Notice of Annual Stockholders’ Meeting and Proxy Statement describe the items to be voted on at the meeting.

Your vote is important in the governance of CPI. Please complete, date, sign and return the enclosed proxy card, whether or not you plan to attend the meeting. If you subsequently decide to attend the meeting, you may vote your shares in person.

We appreciate your participation in our Annual Meeting and your continued interest in our Company.

Sincerely,

David M. Meyer
Chairman of the Board of Directors

1706 Washington Avenue    •    St. Louis, Missouri    •    63103-1717    •    (314) 231-1575    •    www.cpicorp.com

NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO CPI STOCKHOLDERS:

The Annual Meeting of the Stockholders of CPI Corp. (the “Company”) will be held on July 17, 2008, at 9:30 a.m. (CDT), at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103. (The 2008 Annual Meeting of Stockholders was previously scheduled for June 25, 2008, but has been changed to July 17, 2008.) The items of business to be acted upon at this meeting are as follows:

1.	Election of a Board of Directors for the ensuing year;

2.	A proposal to approve the CPI Corp. Omnibus Incentive Plan;

3.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 7, 2009; and

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has specified June 13, 2008, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement for the Annual Meeting is set forth on the following pages.

We urge you to promptly sign, date, and return your Proxy even if you plan to attend the Annual Meeting. If you do attend the meeting, you may vote your shares in person, thereby canceling the Proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

JANE E. NELSON
Secretary and General Counsel

 Dated: June 17, 2008

1706 Washington Avenue    •    St. Louis, Missouri    •    63103-1717    •    (314) 231-1575    •    www.cpicorp.com

Solicitation and Revocation of Proxy	1
Stockholder Proposals for 2009 Annual Meeting	1
Outstanding Shares and Voting Rights	2
Election of Directors (Proxy Item No. 1)	2
Executive Officers	4
Security Ownership of Certain Beneficial Owners	5
Security Ownership of Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	7
Corporate Governance	7
Board and Committee Meetings	8
Compensation Committee Interlocks and Insider Participation	10
Compensation Discussion and Analysis	10
Compensation Committee Report	14
Summary Compensation Table	14
Grants of Plan-Based Awards	16
Outstanding Equity Awards at Fiscal Year-End	16
Stock Vested	17
Pension Benefits	17
Non-qualified Deferred Compensation	19
Potential Payments Upon Termination or Change of Control	20
Director Compensation	23
Approval of CPI Corp. Omnibus Incentive Plan (Proxy Item No. 2)	24
Audit Committee Report	28
Fees Paid to Independent Registered Public Accounting Firm	29
Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 3)	30
Other Information	30
CPI Corp. Omnibus Incentive Plan	Annex A

-i-

QUESTIONS AND ANSWERS

1. Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Thursday, July 17, 2008 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2. What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3. How may I obtain a copy of CPI’s Report on Form 10-K and other financial information?

A copy of our 2007 Annual Report, which includes our Form 10-K for the year ended February 2, 2008, is being mailed to stockholders entitled to vote at the Annual Meeting. Our 2007 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material. Our Form 10-K for the Company's Fiscal Year ended February 2, 2008 and other filings with the Securities and Exchange Commission ("SEC") can be found on our website at www.cpicorp.com by first clicking “Investor” and then “SEC Filings.”

4. Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on June 13, 2008 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 6,474,540 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5. What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

  Election of directors to serve for the next year and until their successors are elected and qualified;

  Approval of the CPI Corp. Omnibus Incentive Plan; and

  Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 7, 2009.

We will also consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” below.

6. How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

  “FOR” each of the nominees to the Board;

  “FOR” the approval of the CPI Corp. Omnibus Incentive Plan; and

  “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 7, 2009.

7. What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the director nominees and on any other proposals. A majority of votes cast (number of shares voted “for” must exceed the number of votes “withheld”) at the meeting with respect to the election of such director or any other proposal will result in the election of a director or the passing of other proposals. Except for purposes of establishing a quorum, shares not present at the meeting and abstentions have no effect on the election of directors or approval of other proposals.

8. How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail.

By mail

To vote your proxy by mail, be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

Your vote is important. Please return your vote promptly.

9. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  written notice to our Corporate Secretary;

  timely delivery of a valid, later-dated proxy or a later-dated vote; or

  voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting as described in the answer to the preceding question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

10. What is the deadline for voting my shares by proxy?

Votes by proxy must be received before the polls close at the Annual Meeting.

11. Could other matters be decided at the Annual Meeting?

On the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then David Meyer and James Abel, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12. Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc. (“Broadridge”), the independent proxy tabulator that we have engaged, will count the votes.

13. Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2008.

14. Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired Broadridge to print, distribute and solicit proxies. We will pay Broadridge a fee, plus reasonable expenses, for these services.

15. When are the stockholder proposals for CPI’s 2009 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than February 17, 2009. Such proposals also must comply with our By-laws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
CPI Corporation
1706 Washington Ave
St. Louis, MO 63103

Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement must give timely notice to the Corporate Secretary in accordance with our By-laws, which require that the notice be received by the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

If the date of the stockholder meeting is moved more than 30 days before or 30 days after July 17, 2009, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be delivered within a reasonable time before the Company begins to print and send its proxy materials.

16. If I have additional questions, who can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Broadridge Financial Solutions
51 Mercedes Way
Edgewood, NY 11717

631-254-7400

     CPI CORP.
1706 WASHINGTON AVENUE
ST. LOUIS, MISSOURI 63103

PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2008

Solicitation and Revocation of Proxy

This Proxy Statement and the accompanying Proxy are being mailed on or about June 17, 2008, to holders of common stock of CPI Corp., a Delaware corporation (the “Company” or “CPI”), in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders to be held on July 17, 2008, at 9:30 a.m. (CDT), at the principal offices of CPI Corp., at 1706 Washington Avenue, St. Louis, Missouri 63103, or at any adjournment or postponement thereof (the “Annual Meeting”). Proxies are solicited to provide all stockholders of the Company with the opportunity to vote. Shares may only be voted at the Annual Meeting if the stockholder is present in person or represented by a Proxy.

The cost of preparing, mailing and soliciting Proxies will be borne by the Company. In addition to this Proxy Statement, directors, officers and regular employees of the Company may solicit Proxies personally and by telephone, facsimile or other means for which they will receive no compensation in addition to their normal compensation. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

A stockholder giving a Proxy may revoke it by (i) delivering a written notice of revocation to the Corporate Secretary at the principal offices of the Company at the address set forth above at any time before the commencement of the Annual Meeting or any adjournment thereof; (ii) attending and voting at the Annual Meeting in person; or (iii) executing and delivering to the Corporate Secretary a Proxy bearing a date and time later than that of the Proxy to be revoked. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

The Annual Meeting has been called for the purposes set forth in the Notice of Annual Stockholders’ Meeting (the “Notice”) to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Annual Meeting for stockholder action, but if any other matters properly come before the Annual Meeting, votes thereon will be cast by the Proxy holders in accordance with their best judgment.

The Company’s fiscal year ends the first Saturday of February. Accordingly, references to fiscal year 2007, fiscal year 2006 and fiscal year 2005 mean the fiscal years ended February 2, 2008, February 3, 2007 and February 4, 2006, respectively.

Stockholder Proposals for 2009 Annual Meeting

To be considered for inclusion in next year’s Annual Meeting Proxy Statement, stockholder proposals must arrive at the Company’s offices no later than the close of business on February 17, 2009. Proposals should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103.

Outstanding Shares and Voting Rights

Only holders of common stock of the Company of record at the close of business on June 13, 2008, are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date is entitled to one vote on all matters properly coming before the Annual Meeting. As of the close of business on June 13, 2008, there were 6,474,540 shares of common stock issued and outstanding; a majority of these shares constitutes a quorum and must be present in person or by Proxy at the Annual Meeting to conduct business.

When a Proxy is returned to the Company properly signed and dated, the persons designated as Proxies will vote the shares represented by the Proxy in accordance with the stockholder's directions. If a Proxy is signed, dated and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Company’s Board of Directors.

Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote FOR:

(1)	the election as directors of the nominees named herein;

(2)	approval of the CPI Corp. Omnibus Incentive Plan; and

(3)	the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for its fiscal year ending February 7, 2009.

Election of the directors of the Company and approval of the CPI Corp. Omnibus Incentive Plan and the ratification of the appointment of KPMG LLP will be determined by a majority of the votes cast thereon. Proxies for shares marked “abstain” on a matter will be considered to be represented at the Annual Meeting, but will have no effect on the election of directors or approval of any other proposal. If a broker who is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a proposal, those non-voted shares will be counted as present for quorum purposes but as not voting on the proposal. This will have no effect on the election of directors, approval of the CPI Corp. Omnibus Incentive Plan or the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 7, 2009.

Election of Directors

(Proxy Item No. 1)

The Company’s By-laws provide that the number of directors constituting the full Board of Directors shall be five. Mr. Mark Mitchell, Board member since 2004, has chosen not to stand for re-election. Mr. Peter Feld has been nominated to replace Mr. Mitchell. The Board of Directors recommends the four remaining incumbents be re-elected and that Mr. Feld be elected for a term of one year and thereafter until their successors are duly elected and qualified, or until a director’s earlier death, resignation or retirement.

Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Company. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxies, will vote for such person or persons as may be designated by the Board of Directors.

The name of each nominee, the nominees' principal occupations, and certain other information is set forth below. Messrs. Abel, Koeneke, Meyer and White first joined the Board in March 2004, while Mr. Feld is being nominated for the first time.

Name	Principal Occupation, Business Experience and Directorships
James Abel

Mr. Abel, age 62, is Interim President of Financial Executives International, an association of chief financial officers and other financial executives. Until December 31, 2007, Mr. Abel served as Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets. Until his retirement, Mr. Abel served as an executive officer of The Lamson & Sessions Co. from December 1990 and a director of that firm from 2002 through December 31, 2007.

Peter Feld

Peter A. Feld, age 29, is a Director of Ramius LLC, a position he has held since February 2007. Prior to becoming a Director, Mr. Feld served as an Associate at Ramius LLC beginning in February 2005. From June 2001 to July 2004 Mr. Feld was an investment-banking analyst at Bank of America Securities, LLC, the investment-banking arm of Bank of America Corporation, a bank and financial holding company. Mr. Feld served on the Board of Directors of The Sharper Image Corporation (NASD: SHRPQ), a multi-channel specialty retailer, from August 2007 until January 2008.

Michael Koeneke

Mr. Koeneke, age 61, is a Managing Member of Knightspoint Partners LLC, a firm which he co-founded in March 2003 that is engaged in the business of acquiring, holding or disposing of investments in various companies. He is a member of the Board of Directors of Ashworth, Inc., a golf apparel company listed on the Nasdaq Stock Market and served on the Board of Directors of the Sharper Image Corporation, a multi-channel specialty retailer, from 2006 until May 2008. From 1997 through 2002, Mr. Koeneke was the co-head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc.

David Meyer

Mr. Meyer, age 39, has served as Chairman of the Board since April 2004. From October 2004 until August 2005, he served in the Company’s interim Office of the Chief Executive. Since 2003, Mr. Meyer has served as a Managing Member of Knightspoint Partners LLC, a firm he co-founded, that is engaged in the business of acquiring, holding or disposing of investments in various companies. From 1995 to 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, most recently serving as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office. He is also Chairman of the Board of Directors of Ashworth, Inc., a golf apparel company listed on the Nasdaq Stock Market.

Turner White

Since May 2004, Mr. White, age 59, has served as owner of White and Company, LLC, a consulting and investment firm located in Kansas City, Missouri. From May 2000 to May 2004, Mr. White served as President and Chief Executive Officer of Union Station Kansas City, Inc. He was a Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry, from September 1998 through February 2000. From June 1989 to September 1998, Mr. White was Executive Vice President, Corporate Development, of Kansas City Power & Light Company.

The Board of Directors recommends a vote “FOR” each of these nominees as directors.

Executive Officers

     Following is a list of the Company’s executive officers who are not directors, along with their respective ages, positions and descriptions of their professional experience.

Renato Cataldo, Jr., Pharm.D.

President and Chief Executive Officer. Dr. Cataldo, age 48, joined the Company as its Chief Operating Officer in July 2005 after serving as a consultant to the Company since August 2004. Effective October 10, 2006, he was appointed President and Chief Executive Officer of the Company. From 1998 until his resignation in August 2004, he served as Chief Executive Officer and Chief Technology Officer of Publicis eHealth Solutions, a division of the Publicis Groupe, S.A., an international communications company.

Thomas Gallahue	Executive Vice President, Operations. Mr. Gallahue, age 58, joined CPI in April 2002 in the position of Vice President, Sales Development and Operations and was appointed to his current position in November 2002. Prior to joining CPI, Mr. Gallahue enjoyed a thirty-year career with Sears, Roebuck & Co. where he held various positions, including Store Manager, Region Product Service Manager, Director of Sales Development for Home Appliances and District General Manager.

Dale Heins

Senior Vice President, Finance/Chief Financial Officer and Treasurer of the Company. Mr. Heins, age 45, was promoted to his current position in April 2008. From July 2005 until April 2008, Mr. Heins served as Vice President, Corporate Controller, Principal Accounting Officer and Assistant Treasurer, after serving as the Company’s Tax Director since 1993.

Keith Laakko

Chief Marketing Officer. Mr. Laakko, age 42, joined the Company in his current position in January 2006. He served as Category Marketing Director for Controls Brands of Spectrum Brands from 2004 until he joined CPI. From 2000 until 2004, Mr. Laakko held marketing positions with Eastman Kodak Company, including Director of New Business Development, Business to Business, and Director of Corporate Branding, Industry Marketing from 2003 to 2004, Director of Global Brand Communication from 2001 to 2003 and Marketing Director, Strategic Web Partnerships and Online Community from 2000 to 2001. He also held Marketing positions with the Coca-Cola Company, Hasbro Toys and Mattel.

Jane Nelson

General Counsel and Corporate Secretary. Ms. Nelson, age 58, joined the Company in 1988 as Assistant General Counsel and subsequently served as Associate General Counsel and Assistant Secretary. She was promoted to her current position in 1993.

Rose O’Brien

Vice President, Finance/Controller and Principal Accounting Officer. Ms. O’Brien, age 47, joined the Company in August 2005 as Assistant Controller and was promoted to her current position in April 2008. Prior to joining the Company, Ms. O’Brien was the Director of Special Projects at Insituform, Inc., a provider of trenchless technology from September 2004 until July 2005. She was the Controller at Growing Family, Inc., a baby portrait photography company from November 2000 until September 2004. Prior to that, Ms. O’Brien held financial management positions with both public and privately held companies in the St. Louis area. Ms. O’Brien also served for seven years in the Audit Department of Price Waterhouse.

Ervin Schmitz

Chief Information Officer. Mr. Schmitz, age 66, served as Vice President, Information Technology from December 1996 until February 2004, at which time he retired. He rejoined the Company in his current position in January 2005.

Richard Tarpley	Executive Vice President, Manufacturing. Mr. Tarpley, age 62, has served as Executive Vice President, Manufacturing since 1995. Since joining the Company as Cost Control supervisor in 1970, he has held other positions within the manufacturing department.

Security Ownership of Certain Beneficial Owners

To the Company's knowledge, based upon filings with the Securities and Exchange Commission, the following table sets forth beneficial owners of five percent (5%) or more of the common stock of the Company as of June 13, 2008.

Name	Number of Shares		Percent
Knightspoint Group	1,915,559	(1)	29.6%
Van Den Berg Management	713,886	(2)	11.0%
Lafitte Capital Management LP	508,265	(3)	7.9%
Sheffield Partners, L.P.	504,637	(4)	7.8%
Fine Capital Partners, L.P.	323,400	(5)	5.0%
____________________

(1)	As reported in Amendment No. 8 to its Schedule 13D, dated October 11, 2007 and Form 4’s filed on October 19, 2007 and October 24, 2007 by Ramius LLC (f/k/a Ramius Capital Group, LLC) and shares owned by David Meyer, Michael Koeneke and Mark Mitchell. Under the rules of the Securities and Exchange Commission, (i) Knightspoint Partners, I, L.P., Knightspoint Capital Management I LLC, Knightspoint Partners LLC, David Meyer, a director and chairman of the board of the Company, and Michael Koeneke, a director of the Company, and (ii) Mark Mitchell, a director of the Company and Partner of Ramius LLC, RCG Enterprise, Ltd (by way of transfer from its affiliate, Ramius Securities LLC), Ramius LLC, C4S & Co., LLC, RCG Ambrose Master Fund, Ltd., Ramius Master Fund, Ltd., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Ramius Advisors, LLC, Starboard Value & Opportunity Fund, LLC and RCG Starboard Advisors, LLC (f/k/a Admiral Advisors, LLC) (collectively, the “Ramius Parties”) may be deemed to be members of a group (the “Knightspoint Group”) and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members. Each of the Ramius Parties disclaims beneficial ownership of the shares of common stock owned by the other members of the Knightspoint Group, except to the extent of its pecuniary interest therein. See also footnote (1) of the table set forth below under the caption “Security Ownership of Management” for additional information regarding the ownership of these shares. The address of the stockholder is 787 Seventh Avenue, 9th Floor, New York, New York 10019.

(2)	As Reported in its Amendment 9 to Schedule 13G, dated as of December 31, 2007, Van Den Berg Management has beneficial ownership and shared voting power for 713,886 shares, and shared dispositive power for 713,886 shares. The address of this stockholder is 805 Las Cimas Parkway, Austin, Texas 78746.

(3)	As reported on Schedule 13G, dated February 15, 2008, as of January 31, 2008, Lafitte Capital Management LP has shared voting power for 508,265 shares and shared dispositive power for 508,265 shares. The address of this stockholder is 701 Brazos, Austin, Texas 78701.

(4)	As Reported in its Amendment 1 to Schedule 13G, dated February 13, 2008, as of December 31, 2007, Sheffield Asset Management L.L.C. has beneficial ownership and shared voting power for 504,637 shares, and shared dispositive power for 504,637 shares. The address of this stockholder is 900 North Michigan Avenue, Chicago, Illinois 60611.

(5)	As reported on Schedule 13D, dated February 8, 2008, as of January 31, 2008, Fine Capital Partners L.P. has sole voting power for 323,400 shares and sole dispositive power for 323,400 shares. The address of this stockholder is 590 Madison Avenue, New York, New York 10022.

Security Ownership of Management

Information is set forth below regarding beneficial ownership of common stock of the Company, as of June 13, 2008, by (i) each person who is a director; (ii) each person listed in the Summary Compensation Table set forth below and (iii) all directors and executive officers (including named executives officers as defined on page 17) as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

							Percent of
				Profit			Shares
	Amount of	Indirect Shares	Restricted	Sharing Plan	Vested		Outstanding in
Name	Record	(1)	Shares (2)	(3)	Options (4)	Total	Proxy
James Abel	7,451	-	2,574	-	-	10,025	*
Renato Cataldo	7,002	-	1,716	394	-	9,112	*
Gary Douglass	7,081	-	-	755	20,000	27,836	*
Thomas Gallahue	335	-	1,471	709	15,046	17,561	*
Mickael Koeneke	5,151	1,826,969	1,838	-	-	1,833,958	28.33%
David Meyer	72,774	1,826,969	16,544	-	-	1,916,287	29.60%
Mark Mitchell	5,151	1,826,969	1,838	-	-	1,833,958	28.33%
Jane Nelson	2,787	-	980	1,657	-	5,424	*
Rich Tarpley	1,555	-	980	1,261	-	3,796
Turner White	5,151	-	2,206	-	-	7,357	*

Directors and Executive Officers as a group (14 persons)	120,846	1,826,969	35,040	7,901	35,046	2,025,802	31.29%

*Less than one percent.

(1)	Mark Mitchell is a portfolio manager of RCG Ambrose Master Fund, Ltd. (“Ambrose”). As such, Mr. Mitchell makes day-to-day investment decisions with respect to the securities held in Ambrose. In addition, Mr. Mitchell trades on behalf of affiliates of Ambrose, including Starboard Value & Opportunity Fund, LLC, RCG Enterprise, Ltd and Ramius Master Fund, Ltd. Currently, Ambrose, RCG Enterprise, Ltd. (by way of transfer from its affiliate, Ramius Securities LLC), Ramius Master Fund, Ltd., Starboard Value & Opportunity Fund, LLC, Starboard Value & Opportunity Master Fund Ltd. and RCG Halifax Fund, Ltd (the “Ramius related entities”) hold 1,724,648 shares of common stock in the aggregate. The investment advisor to Ambrose and RCG Enterprise, Ltd. is Ramius LLC. The investment advisor to Ramius Master Fund, Ltd. is Ramius Advisors, LLC, another affiliate and wholly owned subsidiary of Ramius LLC. The managing member of Ramius LLC is C4S & Co., LLC. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., LLC. The managing member of Starboard Value & Opportunity Fund, LLC is RCG Starboard Advisors, LLC, whose sole member is Ramius LLC. Mr. Mitchell does not have investment or voting control over shares held by any of the Ramius related entities. Mr. Koeneke and Mr. Meyer have no voting or dispositive power over and disclaim beneficial ownership of the 1,724,648 shares owned by Ramius related entities. Under the rules of the Securities and Exchange Commission, each of Mr. Koeneke and Mr. Meyer may be deemed to be a member of the Knightspoint Group and, as a result, each may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Knightspoint Group.

Includes 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Mr. Koeneke and Mr. Meyer are Managing Members of the sole Member of the General Partner of Knightspoint Partners I, L.P. and have shared voting and dispositive power with respect to the 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Mr. Mitchell has no voting or dispositive power over and disclaims beneficial ownership of the 102,321 shares owned by Knightspoint Partners I, L.P. Under the rules of the Securities and Exchange Commission, the Ramius related entities may be deemed to be members of the Knightspoint Group and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Knightspoint Group.

(2)	For directors, this includes restricted shares awarded in lieu of cash compensation for the 2008 Board retainer and committee chair retainers made on March 5, 2008, and includes an award of 14,706 shares to Mr. Meyer for his performance as Chairman of the Board in 2007 made on May 29, 2008. For executive officers, these restricted shares were awarded as part of 2007 incentive compensation.

(3)	Shares are held under the CPI Corp. Employees’ Profit Sharing Plan and Trust. The executives do not have voting power with respect to these shares.

(4)	Includes shares which such persons have the right to acquire within 60 days after June 13, 2008, upon the exercise of employee stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of any of the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that, except as described below, all of its directors and executive officers complied during fiscal year 2007 with their reporting requirements. The Compensation Committee awarded restricted shares to David Meyer, Gary Douglass, Dale Heins and Jane Nelson in recognition of their contributions in the acquisition of assets from Portrait Corporation of America, Inc. in fiscal year 2007 during executive session on August 24, 2007, but the recipients were not advised until September 10, 2007. Their Form 4’s were filed on September 11, 2007.

Corporate Governance

Corporate Governance Guidelines

The Company maintains a corporate governance section on its website which contains copies of our principal governance documents. The Corporate Governance Guidelines, the charters of the Compensation, Audit and Nominating and Governance committees, the Code of Business Conduct and Ethics and the Company’s By-laws are available at www.cpicorp.com by first clicking “INVESTOR” and then “highlights”. These documents are also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103. The principles contained in the Company’s governance documents were adopted by the Board to ensure that the Board is independent from management, to ensure that the Board adequately performs its function as the overseer of management and to ensure that the interests of the Board and management align with the interests of the stockholders.

Certain Relationships and Related Transactions

The Company’s practice has been to refer any proposed related person transaction to the Company’s Audit Committee for consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all directors, officers and senior management of the Company, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Board of Directors. The Company may in the future adopt a separate related person transactions policy.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with guidelines it has adopted, which include all elements of independence set forth in the New York Stock Exchange listing standards. The Board of Directors has determined that James Abel, Michael Koeneke, David Meyer, Mark Mitchell and Turner White were independent, as that term is defined in the rules of the New York Stock Exchange, throughout fiscal year 2007.

Nominations for Directors

The Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors. The Nominating and Governance Committee considers educational background, business experience and the ability to complement the skills and experience of other Board members. In making recommendations, the Nominating and Governance Committee further considers each nominee's involvement at Board meetings and in providing strategic direction during the preceding year.

It is the policy of the Nominating and Governance Committee to consider nominees for election to the Board of Directors recommended by stockholders. Any stockholder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporate Secretary at the Company’s address set forth at the end of this Proxy Statement and, if relevant, comply with the procedures set forth above under the caption “Stockholder Proposals for the 2008 Annual Meeting”. Notice of a nomination must include the reasons for making the nomination of a director or directors, your name, your address, the class and number of shares you own; a description of all arrangements and understandings between you and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are made; the name, age, business address and residence address of the nominee; and the class and number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. As described in the Company’s Corporate Governance Guidelines, each director must be independent under the criteria established by the New York Stock Exchange.

Communications with the Board

Any interested party, including any stockholder, who wishes to communicate with the Board, the presiding director, the independent directors as a group or with individual directors may send his or her communication to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri, 63103. The Corporate Secretary will forward the correspondence to the appropriate directors or, upon request, will provide mailing instructions for direct delivery.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which applies to Company employees and directors, reflects the standards CPI employees, officers and directors are expected to observe to maintain and enhance quality business practices. The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on the Company’s website, if any. The Code of Business Conduct and Ethics is available at www.cpicorp.com by first clicking “INVESTOR” and then “highlights”. This document is also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103. Underlying this Code are the fundamental requirements of honesty and good faith in all actions that reflect on the Company and its people. The Company has established a fraud hotline for employees to submit confidential reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics, and the Audit Committee maintains a second hotline (www.openboard.info/cpy) specifically for accounting complaints which is maintained by an independent vendor and for which complaints are handled anonymously and confidentially.

Board and Committee Meetings

During fiscal year 2007, the Company’s Board of Directors met eleven times. All directors attended more than 75% of all Board and committee meetings that they were eligible to attend. Non-employee directors conferred without management present as part of each regularly scheduled Board meeting. The Chairman of the Nominating and Governance Committee, James Abel, presides over executive sessions of the independent directors. Although the Company does not have a formal policy on attendance at annual stockholder meetings, the Company encourages each member of the Board to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2007 Annual Meeting of Stockholders.

In fiscal year 2007, the Board of Directors had the following committees: Audit and Finance (the “Audit Committee”), Compensation, Nominating and Governance and Executive Committees.

The Audit Committee consists of James Abel (Chairman), Michael Koeneke and Turner White. The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange's listing standards and the rules of the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Abel, an independent Director, is qualified to serve as the Audit Committee financial expert. The Audit Committee held six meetings during fiscal year 2007.

Pursuant to its Charter, the Audit Committee reviews annual and quarterly financial statements of the Company, selects and oversees the Company’s independent auditors and approves the scope of their work. The Audit Committee also reviews and discusses with management and the independent auditors significant accounting policies, reporting practices and internal controls and approves the annual internal audit plan. The Audit Committee has established procedures for reporting concerns about auditing or accounting practices to the Audit Committee on an anonymous, confidential basis at www.openboard.info/cpy. The Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and reviews and evaluates the Company’s investment policies and performance.

The Compensation Committee is comprised of Turner White (Chairman), James Abel and Michael Koeneke. The Board of Directors has determined that all of the members of the Compensation Committee are independent, as that term is defined in the rules of the New York Stock Exchange.

The Compensation Committee held five meetings during fiscal year 2007 and met in executive session in four of those meetings. Decisions of the committee are made after discussion of relevant facts and in accordance with the opinion of the majority of the committee. Primary actions taken in these meetings include the determination of 2006 incentive awards, 2007 executive compensation, 2007 director compensation including restricted stock and the evaluation of the performance of the Chief Executive Officer (“CEO”). The CEO was present at one Compensation Committee meeting.

Meetings of the Compensation Committee are set by the Compensation Committee chairman in consultation with management and other members of the committee. Compensation Committee agendas are determined by the chairman of the committee. The Compensation Committee reviews annually the performance of principal officers, establishes annual salaries and incentives for executive officers, reviews annually director compensation and reviews periodically the Company’s compensation and benefit plans. The Compensation Committee also serves as the stock option committee under the Company’s Stock Option Plan as amended and restated and as the governing committee for the Restricted Stock Plan.

The Compensation Committee is required to consist of no fewer than three members, all of whom meet the independence requirements of the New York Stock Exchange. The members of the Compensation Committee are appointed by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are appointed. Compensation Committee members may be replaced by the Board.

The Charter for the Compensation Committee was last reviewed on April 9, 2008 and last revised on April 11, 2007. Changes made upon this review were not substantial. The Charter is reviewed annually to determine whether changes are needed. Revisions to the charter must be approved by the Board of Directors.

The Chairman of the Board generally attends Compensation Committee meetings in an advisory capacity. He is an active participant as the committee considers the various decisions that it has to make, but the committee makes final decisions.

The Compensation Committee consults with the CEO for recommendations as to salary and incentive levels, but retains the authority to make any final decisions. The CEO’s recommendations include a detailed listing by individual of recommended salary and incentives based on internal performance reviews and consultation with appropriate management personnel. Executives are included in Compensation Committee meetings as invited and do not participate in executive sessions. The Compensation

Committee delegates to the CEO the responsibilities of communicating and implementing decisions that are made by the Compensation Committee.

Outside consulting services are obtained on a project-by-project basis, including matters that concern compensation of members of the Board of Directors. During 2007, no outside consulting services were provided to the Committee. During 2006, David Larcker, an independent consultant, provided outside consulting services to determine compensation for the Chairman of the Board and the Chairman of the Audit Committee. He was commissioned by the Committee and does not provide other services to the Company. Management does not retain a compensation consultant.

The Nominating and Governance Committee is comprised of James Abel (Chairman), Michael Koeneke, Mark Mitchell and Turner White. Under its Charter, the Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and making recommendations for changes to the Guidelines as appropriate. The Nominating and Governance Committee also leads the annual Board and committee evaluation process. The Board of Directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements for companies listed on the New York Stock Exchange. The Nominating and Governance Committee met three times during fiscal year 2007.

The Executive Committee is comprised of Michael Koeneke, David Meyer and Turner White. The Executive Committee is authorized to carry out all the functions of the Board of Directors to the extent permitted under Delaware law. The Executive Committee did not meet during fiscal year 2007.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2007, and no member of the Compensation Committee was formerly an officer of the Company.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis outlines our compensation philosophy, policy and practices as they relate to our named executive officers.

Compensation philosophy and goal

The Company’s compensation philosophy is based on two principles:

  Exceptional individual and team performance should be recognized and rewarded (and thereby encouraged) at all levels of the organization.
  Rewards should be tied to the creation of stockholder value.

The goal of the Company’s compensation programs is to promote the financial interests and growth of the Company by creating an incentive for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic growth objectives. Compensation packages are determined upon hire based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors. This includes review of published compensation reports, as needed. Formal benchmarking is not used for management compensation purposes. Compensation packages are reviewed annually.

Compensation Components and Related Policies

The Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year are considered the “named executive officers” or “NEOs” for purposes of this discussion. For fiscal year 2007, the NEOs were:

     Dr. Renato Cataldo, the Chief Executive Officer
     Mr. Gary Douglass, the Chief Financial Officer
     Mr. Thomas Gallahue, Executive Vice President, Operations
     Ms. Jane Nelson, General Counsel and Corporate Secretary
     Mr. Richard Tarpley, Executive Vice President, Manufacturing

The components of compensation described below and their relative weightings were selected because they are considered fair, competitive and in line with the Company’s compensation philosophy. Outside of employment agreements, benefits are provided on a company-wide basis with selections of specific plans made based on management analysis of plans available in the marketplace (and Board of Director approval when needed) as well as the necessary elements to attract and retain employees. The stockholders are required to approve any stock plans. The compensation and benefit structure is considered appropriate for the Company’s size and industry.

Base Compensation

The Compensation Committee annually reviews compensation based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors. This includes a review of published compensation reports, as needed.

Incentive and Restricted Stock Compensation

The CPI Corp. Performance Plan is an annual incentive plan that is applied to a broad pool of employees including the NEOs. Under the Company’s performance plan, executives and other participants have the potential to earn significant supplemental compensation if pre-established, objective targets are met or exceeded. The performance plan is not exempt under section 162(m) of the Internal Revenue Code. The Board of Directors resets the targets each year to provide performance awards designed to yield corresponding growth in stockholder value.

During fiscal 2007, all named executive officers participated in this plan. The Board establishes the formula(s) or other criteria for determining the amount of the annual plan payouts (Incentive Compensation Pool) for each fiscal year (Plan Year) based on the Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or such other performance measurement(s) or criteria as the Board may establish in its sole discretion. Not later than ninety (90) days following the end of a Plan Year, the Board will calculate the Incentive Compensation Pool for the Plan Year based on the formula(s) or criteria established by the Board for such Plan Year. Once the amount of the Incentive Compensation Pool for the Plan Year is calculated, participants are designated for that year and are awarded an annual bonus based on performance.

Performance expectations are established through the budgeting process and approved by the Board of Directors. Once the budget is final, EBITDA targets for the year are determined by the Board of Directors at levels deemed to be achievable but challenging. Participants and payouts are designated and awards made based on an assessment of individual and team contributions not later than ninety (90) days following the end of the Plan Year. In fiscal 2007, any payouts of $10,000 or more pursuant to the plan were weighted evenly between cash and restricted stock, allowing high-impact employees at multiple levels of the organization to participate in the long-term success of the Company through stock ownership. The plan provides that the incentive compensation payable to executive officers of the Company in any Plan Year shall not, in the aggregate, exceed thirty three and one-third percent (33 1/3%) of the established Incentive Compensation Pool. The restricted stock awarded to date under this plan has a vesting period ending upon completion of the subsequent fiscal year encouraging retention of key employees.

The Company did not meet pre-established EBITDA targets for fiscal year 2007. Accordingly, bonus levels were limited to the minimum total available for the year but covered recipients throughout the organization were rewarded for their individual and departmental contributions. Such awards are distributed among employees at the discretion of the Compensation Committee. A substantial portion of the total was paid in restricted shares that will not vest until the end of fiscal year 2008.

As executive officers join the company, they have generally been granted restricted shares vesting over three to five years to encourage a focus in long-term shareholder value creation. There were no new awards of such shares in fiscal 2007.

The plan additionally provides for the possible award of long-term performance units to up to 20 key employees designated by and at the discretion of the Compensation Committee. The Company, however, has thus far elected not to utilize these performance units in executive compensation packages.

Stock Option Plan

The Company has an amended and restated non-qualified stock option plan, under which certain officers and key employees may receive options to acquire shares of the Company’s common stock. All outstanding options vested in connection with the Change of Control in 2004. No options have been granted since the 2004 Change of Control. Subject to shareholder approval of the Omnibus Incentive Plan at the 2008 Annual Meeting, the Board of Directors intends to award options to employees, consultants and directors to support long-term performances and retention.

Deferred Compensation

The Company maintains a Key Executive Deferred Compensation Plan, which allows executives to defer up to 50% of base salary. Mr. Tarpley is the only named executive officer who participates in this plan. The Plan is summarized in discussion following the Non-qualified Deferred Compensation table.

Supplemental Retirement Benefits

The employment agreements that existed prior to the 2004 Change of Control for Mr. Douglass, Mr. Tarpley and Ms. Nelson provide for supplemental retirement benefits that vest at the rate of 10% for each year of service. The maximum benefit is 40% of the highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. Following the Change of Control in 2004, Mr. Gallahue amended his Employment Agreement to delete the provisions related to the supplemental retirement benefits in his agreement in exchange for a negotiated cash payment. Supplemental retirement benefit payments commence on the later of (i) age 65 or (ii) the date of retirement. The Company does not include this benefit in employment agreements of named executive officers hired after the 2004 Change of Control. For further discussion, refer to the Pension Benefits table and related discussion.

Company-wide Benefits

Benefits such as profit sharing 401(k), medical and dental are available to executives under plans and policies that apply company-wide. Management reviews the performance and cost of these plans on an annual basis and makes changes as necessary. For the profit sharing plan, the Board of Directors appoints a plan committee made up of executive officers. That committee is responsible for approving and making any necessary changes to the plan.

The Company has a defined benefit plan that applied company-wide until April 1, 2004, when the Company implemented a freeze of future benefit accruals. Employees with at least ten years of service who attained age 50 as of April 1, 2004 were “grandfathered” and benefits continue to accrue for those grandfathered individuals. Five employees who met the minimum age and years of service to be grandfathered were excluded from the “grandfathering provision” as a result of discrimination testing that required exclusion of highly compensated employees (“HCE”). A non-qualified plan was established to provide the equivalent benefits for the five HCE's. Messrs. Douglass and Gallahue were among the employees whose benefits accruals were frozen as of April 1, 2004. Ms. Nelson and Mr. Tarpley were among the HCE's who will recognize the benefit of continuing accruals through the non-qualified supplemental plan.

Employment Agreements

Senior executives, including all of the named executive officers, are generally hired under employment agreements which establish base compensation and eligibility for annual performance-based awards, long-term equity awards, severance and other benefits. The agreements are used to document the employment terms, promote retention and provide for various covenants that protect the Company. The agreements are prepared based on a standard template that, since the Change of Control of the Company in 2004, has excluded special provisions for Change of Control. The Compensation Committee reviews and approves executive employment agreements before they are executed.

Executives with employment contracts originating prior to the Change of Control in 2004 (all NEOs except Dr. Cataldo) have been encouraged to forego provisions such as guaranteed bonuses and supplemental retirement benefits in favor of a program that emphasizes at risk/pay for performance compensation. Mr. Douglass, Mr. Gallahue, Mr. Tarpley and Ms. Nelson have agreed to forfeit certain guaranteed elements of their original employment agreements in favor of full participation in the Company’s annual performance plans.

Detailed descriptions of employment agreements and Change of Control provisions are provided in the discussion following the executive compensation tables.

Termination Agreements

Upon termination of the employment of a key executive, the Company and executive generally enter into a separation or resignation agreement to clarify the terms of the separation. Gary Douglass, Executive Vice President and Chief Financial Officer, resigned in April 2008 without a separation agreement.

Tax and Accounting Implications

Named executives officers hired after the 2004 Change of Control do not have any tax gross-up benefits in their employment agreements. Named executives officers hired before the 2004 Change of Control are entitled to certain tax gross-ups under certain conditions which are not anticipated to apply.

Equity awards are primarily in the form of restricted stock, for which the expensing of equity awards under FAS 123R has had little impact. New rules applicable to cash incentive compensation have also had little impact on the Company’s compensation decisions related to these awards.

Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company’s executives, the Compensation Committee intends to preserve full deductibility of executive compensation. Since each executive had compensation lower than the $1 million limitation in the last year, Section 162(m) was not applicable.

The Company’s policy is to meet all the requirements of Internal Revenue Code Section 409A.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines pertaining to executive ownership of company stock or stock retention guidelines applicable to equity awards to executives. These are not considered necessary since awards upon hire and through the incentive compensation plan provide adequate ownership of company stock to allow a vested interest in the success of the Company.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of CPI Corp., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 2, 2008.

THE CPI CORP. COMPENSATION COMMITTEE

Turner White, Chairman          James Abel          Michael Koeneke

Summary Compensation Table

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation paid or accrued by us for fiscal years 2007 and 2006 for services rendered in all capacities, by the named executive officers.

								Change in
							Non-Equity	Pension Value and
					Stock		Incentive	Nonqualified Deferred	All
					Awards ($)		Plan	Compensation	Other
Name and Principal Position	Year	Salary	Bonus (1)		(2)		Compensation (3)	Earnings	Compensation (4)	Total
Renato Cataldo
Chief Executive Officer (5)	2007	$385,000	$-		$27,113	(9)	$35,000	$-	$ 4,498	$451,611
	2006	$275,000			$149,667	(8)	$150,000	$-	$ 6,833	$581,500
Gary Douglass
Chief Financial Officer	2007	$275,000	$-		$123,960	(9)	$30,000	$15,717	$ 5,113	$449,790
	2006	$275,000	$-		$99,778	(8)	$100,000	$11,289	$ 3,151	$489,218
Thomas Gallahue
Executive Vice President, Operations	2007	$220,721	$-		$29,058	(9)	$30,000	$638	$ 3,753	$284,170
	2006	$151,779	$100,000	(6)	$117,031	(7)	$30,000	$477	$ 3,529	$402,816
Jane Nelson
General Counsel and Secretary	2007	$210,000	$-		$40,652	(9)	$20,000	$63,821	$ 5,015	$339,488
	2006	$195,000	$-		$24,945	(8)	$25,000	$22,183	$ 6,011	$273,139
Richard Tarpley							$
Executive Vice President, Manufacturing	2007	$208,926	$-		$15,484	(9)	$20,000	$44,202	$ 5,168	$293,780
	2006	$208,926	$39,735		$-		$-	$46,029	$ 4,663	$299,353

(1)	Amount paid to Mr. Gallahue pertains to a retention agreement. The amount paid to Mr. Tarpley represents guaranteed bonus pursuant to an employment agreement following the Change of Control.

(2)

See financial statement footnotes 1 and 12 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 2, 2008 for discussion of valuation methods related to restricted stock. Dividends are earned on restricted stock not yet vested. Such dividends are included in All Other Compensation as they are earned. 2007 Stock Awards column also includes $100,718 awarded to Mr. Douglass and $25,168 awarded to Ms. Nelson as a special bonus for their roles in the completion of the acquisition of assets from Portrait Corporation of America, Inc.

(3)	Value of cash portion of performance bonus awarded under the CPI Performance Plan. The balance of the bonus was awarded in restricted stock and is reflected in the Stock Awards column.

(4)	Detail of All Other Compensation follows.

		Dividends	Company	Life
		Paid on Stock	401 (k)	Insurance
Name	Year	not yet vested	Contribution	Premiums	Total
Renato Cataldo
	2007	$1,331	$2,494	$674	$4,498
	2006	$3,682	$2,087	$1,064	$6,833
Gary Douglass
	2007	$1,239	$2,494	$1,380	$5,113
	2006	$-	$2,087	$1,064	$3,151
Thomas Gallahue
	2007	$266	$2,494	$994	$3,753
	2006	$649	$2,087	$793	$3,529
Jane Nelson
	2007	$310	$2,494	$2,211	$5,015
	2006	$-	$2,087	$3,924	$6,011
Richard Tarpley
	2007	$-	$2,494	$2,674	$5,168
	2006	$-	$2,087	$2,576	$4,663

(5)	Dr. Cataldo was appointed President and Chief Executive Officer on October 10, 2006.

(6)	Mr. Gallahue entered into a retention agreement on January 12, 2006, which was amended on August 29, 2006 and October 26, 2006. Pursuant to his retention agreement, Mr. Gallahue received $100,000.

(7)

On June 7, 2006, the Board of Directors approved the vesting of Mr. Gallahue’s restricted stock despite his planned retirement, which would have resulted in forfeiture of unvested shares. As a result of this change, his restricted stock was revalued and expense of $15,818 was recognized in 2006. Additionally, Mr. Gallahue had 15,046 vested options outstanding at the end of fiscal 2005. In connection with his retention agreement, the term available to him to exercise his options was extended and accordingly the options outstanding were revalued and the Company recognized expense of $71,280. Mr. Gallahue subsequently agreed to resume full-time service for the Company effective February 4, 2007. Accordingly, his options are subject to the Stock Option Plan, which allows exercise up to the original expiration date in 2010 or three months after termination of employment, whichever occurs earlier. Additionally, Mr. Gallahue was awarded 554 shares with a value of $29,933 as a 2006 performance bonus.

(8)

The number of restricted shares awarded to Dr. Cataldo, Mr. Douglass and Ms. Nelson for fiscal year 2006 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2006 ($54.12). The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2006 performance. The awards were not made until completion of the year-end audit of the Company’s financial statements and allocation of the incentive pool determined upon completion of the audit which occurred on April 10, 2007.

(9)

The number of restricted shares awarded to the named executive officers for fiscal year 2007 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2007 ($20.40). The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2007 performance. The awards were made on March 5, 2008.

Grants of Plan-Based Awards in Fiscal Year 2007

		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Grant Date Fair
		Equity Incentive Plan Awards			Equity Incentive Plan Awards			Value of Stock
					Threshold			and Options
Name	Grant Date	Threshold ($)	Target ($)(1)	Max ($)	(#)	Target (#)	Max (#)	Awards ($) (2)
Renato Cataldo	4/10/07	-	150,000	-	-	2,772	-	149,688
Gary Douglass	4/10/07	-	100,000	-	-	1,848	-	99,792
Gary Douglass	8/24/07	-	-	-	-	2,201	-	100,718
Thomas Gallahue	4/10/07	-	30,000	-	-	554	-	29,916
Jane Nelson	4/10/07	-	25,000	-	-	462	-	24,948
Jane Nelson	8/24/07	-	-	-	-	550	-	25,168
Richard Tarpley		-	-	-	-	-	-	-

Note:

Totals include grants made in fiscal 2007 only. Incentive plan grants in 2007 relate to 2006 service. All non-equity and equity incentive granted in 2007 and 2006 was paid or vested prior to fiscal 2007 or 2006 year-end, respectively. Amounts related to 2007 service were granted subsequent to the fiscal year-end and are not included in this table until the year of grant. They are included in the Summary Compensation Table above in the year earned.

(1)	Amounts are cash bonuses for 2006 performance awards under the CPI Performance Plan which were paid in fiscal 2007.

(2)

The portion of a participant’s incentive compensation award for a plan year (which is the same as the fiscal year) that the Committee determines to pay in the form of restricted shares is satisfied by the delivery by the Company of that number of restricted shares calculated by dividing (1) that portion of the participant’s incentive compensation award payable in restricted shares for the plan year by (2) the fair market value of one share of the Company’s common stock measured as of the last day of the plan year. The restricted shares are subject to restrictions on transferability, as well as vesting and forfeiture restrictions, on such terms as may be established by the Compensation Committee in its sole discretion. If a recipient of restricted shares terminates employment due to early retirement (prior to age 65), death or disability, the Compensation Committee may, in its sole discretion, waive the restrictions remaining on any or all such shares. Termination due to normal retirement (65 or older) results in automatic waiver of the uncompleted portion of restriction. Should there be a Change of Control prior to vesting of restricted stock under the incentive plan, the shares will automatically vest.

Outstanding Equity Awards at 2007 Fiscal Year-End

Option Awards (outstanding at year end)
Equity
Incentive Plan
Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Renato Cataldo	-	-	-	-
Gary Douglass (1)	20,000	-	-	$16.50	04/08/10
Thomas Gallahue (2)	10,046	-	-	$12.96	10/21/10
Thomas Gallahue (2)	5,000	-	-	$17.00	04/15/10
Jane Nelson	-	-	-	-
Richard Tarpley	-	-	-	-

(1)

Mr. Douglass left the Company in April 2008. In accordance with the terms of the Stock Option Plan, Mr. Douglass will remain eligible to exercise the options until July 17, 2008, at which time all unexercised options will be forfeited.

(2)

Mr. Gallahue’s options were scheduled to expire on February 15, 2007 pursuant to his Retention Agreement. In Fiscal 2007 Mr. Gallahue agreed to continue his employment with the Company beyond his planned retirement. Accordingly, his options remain exercisable and will expire in accordance with the terms of the Stock Option Plan.

Stock Vested in Fiscal Year 2007

	Stock Awards

	Number of Shares
	Acquired Upon	Value Realized on
Name	Vesting (#)	Vesting ($)
Renato Cataldo (1)	4,634	$94,534
Gary Douglass (2)	4,049	$82,600
Thomas Gallahue	554	$11,302
Jane Nelson (2)	1,012	$20,645
Richard Tarpley	-	$-

(1)	Shares include 2,772 shares of restricted stock awarded as part of Dr. Cataldo’s bonus for fiscal year 2006 and 1,862 sharesof restricted stock that vested from an award upon hire on July 25, 2005.

(2)	Shares include 1,848 and 462 shares of restricted stock award as part of Mr. Douglass and Ms. Nelson’s bonuses for fiscal 2006, respectively, and 2,201 and 550 shares of restricted stock, respectively, awarded as a special bonus for their roles in the completion of the acquisition of assets from Portrait Corporation of America, Inc.

Pension Benefits

		Number of
		Years of	Present Value of	Payments During
		Credited	Accumulated	Last Fiscal Year
Name	Plan Name	Service (#)	Benefits	($)
Renato Cataldo (1)	Retirement Plan	-	-	-
Gary Douglass	Retirement Plan	5	$25,827	-
Gary Douglass (2)	SERP	10	$829,089	-
Thomas Gallahue	Retirement Plan	5	$27,491	-
Jane Nelson (3)	Retirement Plan	19	$200,969	-
Jane Nelson (2) (3)	SERP	10	$658,202	-
Richard Tarpley (3)	Retirement Plan	37	$523,835	-
Richard Tarpley (2) (3)	SERP	10	$819,060	-

(1)	Years of actual service differ from the years of credited service because the plan was frozen in 2004 and Dr. Cataldo was not yet employed. See description of the retirement plan below.

(2)	Years of actual service differ from the years of credited service.

(3)	Employee is eligible for early retirement. See descriptions of the retirement plan and SERP below.

Retirement Plan

Effective April 1, 2004, the Company amended the Retirement Plan to implement a freeze of future benefit accruals, except for employees with at least ten years of service who attained age 50 as of April 1, 2004, who were “grandfathered” and whose benefits will continue to accrue. Years of service after the date of the benefit freeze are recognized for determination of whether an employee attains five years of service for vesting purposes. Dr. Cataldo joined the Company after the Retirement Plan benefits were frozen and, therefore, will receive no benefits under the Retirement Plan. Subject to satisfaction of vesting requirements, the remaining NEOs are entitled to receive the benefits under the Retirement Plan as described in the Pension Benefits Table. Although Ms. Nelson and Mr. Tarpley met the service and vesting schedules to be grandfathered, they were excluded from the grandfathering provisions as a result of discrimination testing of highly compensated employees. Together with three other highly compensated employees who were excluded from the grandfathering provisions, commencing at age 65 they will receive the benefits of continued accruals under a non-qualified plan.

The Retirement Plan entitles a participant to a monthly retirement benefit upon retirement at or after age 65 equal to 1% of average monthly gross earnings (including base salary and bonus) from and after January 1, 1998, multiplied by the number of years of the participant's service. Until 2002, the maximum annual compensation recognized in computing benefits was $100,000. Commencing with 2002, the maximum annual compensation recognized in computing benefits increased to $200,000, subject to adjustment by the Internal Revenue Service for cost-of-living increases in future years.

In lieu of a monthly retirement benefit, a participant may elect to convert to a contingent annuitant option (which provides retirement benefits payable to the participant during his or her lifetime and to his or her beneficiary after the participant's death), or to an option for life annuity with a guaranteed number of monthly payments, payable first to the participant, with any remaining amounts payable to his or her beneficiary. Benefits are fully vested after five years of service. The Company periodically makes actuarially determined contributions to the Retirement Plan. No deductions are made for social security benefits.

The Retirement Plan provides for a reduced benefit for early retirement for employees age 55 or over with at least 15 years of service. The monthly early retirement benefit is equal to the accrued (earned) benefit at the time of retirement, reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the early retirement date precedes the normal retirement date. The named executive officers eligible for early retirement are Ms. Nelson and Mr. Tarpley.

Supplemental Retirement Plan

The employment agreements for Mr. Douglass, Ms. Nelson and Mr. Tarpley provide for supplemental retirement benefits that vest at the rate of 10% for each year of service. The maximum benefit is 40% of the highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. In accordance with his employment agreement, Mr. Douglass was fully vested. His benefit calculation will be based on his last salary of record of $275,000. These payments commence on the later of (i) age 65 or (ii) the date of retirement. The employment agreements provide that if an executive’s employment terminates following a Change of Control the executive will be deemed fully vested with regard to supplemental retirement benefits. These agreements also provide that beneficiaries of an executive who dies prior to retirement receive death benefits under the same formula as applies to the supplemental retirement benefit. In the event of permanent disability, the executive is entitled to maximum annual payments equal to 40% of the executive’s highest base salary from and after 1997, not to exceed $150,000, until the earlier of (i) the date of his or her death or (ii) the date he or she attains age 65, at which time either the death benefit or the supplemental retirement benefit commences. The disability benefit also vests at the rate of 10% per year of service. The supplemental retirement and death benefits survive the term of employment, unless the executive is terminated for cause. The supplemental retirement plan is unfunded. In order to ensure availability of funding and to protect these assets from certain legal and financial exposure, certain assets are set aside to finance these future obligations, consisting of investments in a Rabbi Trust.

Additional disclosure of the Retirement Plan and the Supplemental Retirement Plan are included in Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 2, 2008.

Non-qualified Deferred Compensation Plan

Aggregate
	Executive	Registrant		Withdrawals/	Aggregate
	Contributions in Last	Contributions	Aggregate Earnings	Distributions in	Balance at Last
Name	FY($)	in Last FY ($)	in Last FY ($)	Last FY ($)	FYE ($)
Renato Cataldo	-	-	-	-	-
Gary Douglass	-	-	-	-	-
Thomas Gallahue	-	-	-	-	-
Jane Nelson	-	-	-	-	-
Richard Tarpley (1)	-	-	$2,151	-	$27,048

(1)	Amounts included as earnings and the aggregate balances were recorded as compensation expense by the Company.

Mr. Tarpley deferred income under the Key Executive Deferred Compensation Plan in years prior to 1998. His earnings accumulate each year and will be paid out in five installments upon retirement.

Under the Key Executive Deferred Compensation Plan, executives may defer up to 50% of base salary. For the year in which base salary is deferred, the executive earns interest on the amount deferred at a rate that mirrors the rate of growth in book value of the Company’s common stock for the preceding year. In the year subsequent to the year of deferral, the amount deferred plus earned interest are divided by book value to yield Growth Units that are credited to the executive. Payouts of deferred compensation are made in accordance with irrevocable elections made by the executive at the time of election (prior to the time compensation is earned). Notwithstanding any election made by the executive, payouts commence upon the earlier of (i) death; (ii) total and permanent disability; (iii) retirement or (iv) termination of employment.

Executives earn appreciation on their Growth Units based on the greater of (i) changes in the Company’s book value and (ii) the 30-year U.S. Treasury bond rate, net of dividend equivalents, which are paid at the same rate that dividends are paid to stockholders. Non-dividend Growth Units are also credited to each deferred compensation account when there is a change in the capital structure of the Company. An example would arise when the book value of the Company declines due to events such as a share repurchase. The percentage of the Non-dividend Growth Units earned is calculated by subtracting the adjusted book value from the original book value and dividing that difference by the original book value.

Mr. Tarpley is the only NEO who participates in this plan.

Potential Payments Upon Termination or Change of Control

See discussion of employment agreements, termination agreement, retention agreement and Change of Control provisions that follows the Summary Compensation table. For any agreements that have Change of Control provisions, the Change of Control was triggered with the 2004 Change of Control. The impacts of that Change of Control are built into the amounts on this schedule. No future events will trigger additional Change of Control provisions, except for the acceleration of vesting of restricted stock which would occur should a future Change of Control occur.

All calculations in this table are at the present value as of February 2, 2008 and are calculated at amounts as if the terminating event occurred on that date.

	Renato Cataldo	Gary Douglass (5)	Thomas Gallahue	Jane Nelson	Richard Tarpley
Termination with cause
Pension (3)	$-	$25,827	$27,491	$200,969	$523,835

Termination without cause (1)
Salary (4)	$385,000	$550,000	$230,000	$210,000	$417,852
Pension (3)	-	25,827	27,491	200,969	523,835
SERP (2)	-	829,089	-	658,202	819,060
Deferred compensation	-	-	-	-	24,326
Total	$385,000	$1,404,916	$257,491	$1,069,171	$1,785,073

Retirement or resignation
Pension (3)	$-	$25,827	$27,491	$200,969	$523,835
SERP (2)	-	829,089	-	658,202	819,060
Deferred compensation	-	-	-	-	24,326
Total	$-	$854,916	$27,491	$859,171	$1,367,221

Death
Pension (3)	$-	$12,914	$13,746	$100,485	$261,918
SERP (4)	-	1,302,332	-	994,508	985,036
Other life insurance plan	650,000	550,000	460,000	420,000	417,852
Deferred compensation	-	-	-	-	24,326
Total	$650,000	$1,865,246	$473,746	$1,514,993	$1,689,132

Disability
Disability benefits (4)	$1,443,241	$826,739	$778,734	$742,572	$424,335
Pension (3)	-	25,827	27,491	200,969	523,835
SERP (2)	-	829,089	-	658,202	819,060
Deferred compensation	-	-	-	-	24,326
Total	$1,443,241	$1,681,655	$806,225	$1,601,743	$1,791,556

(1)	In the agreements of Mr. Douglass, Ms. Nelson and Mr. Tarpley, termination for cause is triggered by dishonesty intended to result in substantial personal enrichment at the expense of the Company, a material violation of the employment contract which is willful and deliberate and results in material injury to the Company, or the conviction of the executive of a felony or a crime of moral turpitude. In the agreements of Dr. Cataldo and Mr. Gallahue, termination for cause is triggered by an act in bad faith and to the detriment of the Company, refusal or failure to act in substantial accordance with any written material direction or order of the Company, repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, conviction of a crime involving dishonesty, breach of trust or physical or emotional harm to any person, breach of the employment agreement or other contractual obligation to the Company. These benefits are paid in a lump sum at the time of termination. Any gross-up payments are paid not less than 45 days after termination payment.

(2)	SERP payments are paid monthly for 20 years beginning at age 65.

(3)	Retirement is the voluntary or involuntary termination of employment except for death or permanent disability before attaining age 65. Employees who reach age 55 and have 15 years of service may elect early retirement benefits. Retirement benefits are payable monthly for life. Options to cover spouses are available for a reduced benefit. If an employee dies prior to retirement age, his or her spouse is entitled to 50% of his benefits at the employee’s retirement age. If an employee terminates prior to retirement age, he or she can apply for vested pension benefits once they reach retirement age.

(4)	Death and disability benefits are incorporated in the employment agreements of Mr. Douglass, Ms. Nelson and Mr. Tarpley. The benefits are payable in monthly installments beginning the month after death or disability; disability payments continue through the month that the employee turns age 65 and death benefits continue for 240 months. These employees are entitled to death and disability benefits available to all other salaried employees. Disability benefits, however are paid at the higher of the amount calculated per the employee contract or that as determined by the plan available to all employees. Death and disability benefits for Dr. Cataldo and Mr. Gallahue are under the same plan as all salaried employees.

(5)	Mr. Douglass resigned in April 2008 and will receive benefits described in the section entitled Retirement or Resignation. Other scenarios shown here as of February 2, 2008 no longer apply.

Mr. Douglass, Ms. Nelson and Mr. Tarpley have provisions in their employment agreements that entitle them to certain gross up payments. In the event that payments from the Company in the nature of compensation ("Parachute Payments") that in the opinion of a certified public accounting firm or that under the provisions of a notice of assessment from the Internal Revenue Service causes imposition of the tax under Section 4999 of the Code or any similar tax (the "Excise Tax"), the Company shall pay the Executive the Gross-Up. The Gross-Up Payments shall be in an amount such that the net amount retained by the executive with respect to the Parachute Payments and Gross-Up Payments, after deduction of any Excise Tax to which the Parachute Payments may be subject and any federal, state, and local income taxes and Excise Tax upon the Gross-Up Payments, shall be equal to the gross amount of the Parachute Payments. Gross-Up Payments or an estimate of such if actual totals are not available shall be paid not later than forty-five (45) days following payment of any Parachute Payments to which the Gross-Up Payments are attributable. The Company does not anticipate that any payments would be considered Parachute Payments, so no Gross-Up Payments are included in this schedule.

Employment Contracts, Retention Agreement, Termination of Employment and Change of Control Arrangements

The Company has employed the NEOs under employment contracts that establish base compensation, bonus and other benefits available to employees. The term of Dr. Cataldo’s agreement is indefinite. The agreements for Mr. Douglass, Ms. Nelson and Mr. Tarpley are for periods of one year with automatic renewal as long as neither party has given written notice within 60 days of the anniversary date of the contract. The employment contracts also provide that termination of employment of any of the NEOs, other than for Cause, requires the Company to make a lump sum payment based on their base salaries at time of severance as follows: Dr. Cataldo 100%; Mr. Douglass 200%; Mr. Gallahue 100%; Ms. Nelson 100%; and Mr. Tarpley 200%. The amounts payable upon termination without Cause to Messrs. Douglass and Tarpley is based on Change of Control provision contained in their employment contracts. Under the definition set forth in their employment agreements, a Change of Control occurred on March 24, 2004.

The employment agreements of Mr. Douglass, Ms. Nelson and Mr. Tarpley provide that their respective positions, authority and responsibilities shall be comparable to those existing immediately prior to the Change of Control that occurred in March 2004. The employment agreements for these executives also provide that the executive is entitled to a base salary at least equivalent to that in effect immediately prior to the Change of Control and a bonus at least equal to the highest bonus he or she received during any of the three fiscal years preceding the Change of Control. These executives are also entitled to continue to participate in compensation plans and programs and benefit plans on a basis that is at least equivalent to those provided before the Change of Control, which include supplemental retirement, death and disability benefits as previously discussed. The Company negotiated a settlement with Mr. Gallahue in fiscal 2004 to eliminate his supplemental retirement, death and disability benefits and has since terminated Mr. Gallahue’s original employment agreement and entered into a new employment agreement. Mr. Douglass and Mr. Tarpley agreed to eliminate their guaranteed bonus for fiscal year 2006 and beyond in return for their full participation in the CPI Performance Plan and any other such applicable plans going forward. Ms. Nelson has agreed to eliminate her second year of severance and her guaranteed bonus in exchange for a salary increase in 2007 and participation in the CPI Performance Plan. Certain of the Company’s employee benefit plans provide for acceleration of the payment of benefits upon a Change of Control, including the Restricted Stock Plan. If any such accelerated benefits plus the severance amounts payable in the event of a Change of Control result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code or any similar tax, Mr. Douglass, Ms. Nelson and Mr. Tarpley are also entitled to the amount of the tax. Mr. Douglass’s resignation in April 2008 resulted in termination of his contract, with the exceptions of certain provisions that by agreement survive the contract expiry. The employment agreements for Dr. Cataldo and Mr. Gallahue do not contain any Change of Control provisions.

Dr. Cataldo’s employment agreement, dated July 21, 2005, provided an award of restricted stock valued at $100,000, based on the closing price of the Company’s common stock on the last trading day preceding his commencement of employment. Subject to Dr. Cataldo’s continued employment with the Company on each vesting date, the restricted stock vests in three equal increments, at the close of the first three Fiscal Years during the period of his employment, beginning with the Fiscal Year ended February 2006. The final increment vested February 2008.

The NEOs are entitled to participate in other active benefits and plans available to other employees, including participation in the Company’s 401(k) plan, health care and disability coverage, life insurance and paid vacation. The NEOs are subject to customary confidentiality, non-compete and insider obligations, which include an agreement not to be employed by or act as a consultant for any direct competitor of the Company.

On January 12, 2006, the Company entered into a Retention Agreement with Mr. Gallahue, under which he was to continue as a full-time employee of the Company through April 28, 2006, work part-time through August 31, 2006 and retire from the Company on August 31, 2006. The period during which his vested stock options could be exercised was extended through February 15, 2007. Mr. Gallahue received $100,000 payable in two equal installments of $50,000 each on April 28, 2006 and August 31, 2006. His compensation rate from May 1, 2006 to August 31, 2006 was based on an annual rate of $102,500, as well as certain other benefits. On June 7, 2006, the Board of Directors approved the vesting of Mr. Gallahue’s previously unvested restricted shares despite his planned retirement, which would have resulted in forfeiture of unvested shares. On each of August 23, 2006 and October 26, 2006, the Company entered into amendments to this agreement, which changed Mr. Gallahue’s Retirement Date to October 27, 2006 and later to February 3, 2007 or such date as the Company and Mr. Gallahue mutually agree, effective February 7, 2007. Mr. Gallahue decided to continue in a full-time capacity and his salary was adjusted accordingly. As a result, his restricted shares vested at the end of fiscal year 2006 in accordance with the schedule established as of the date of grant as did awards of restricted shares to other employees for fiscal year 2005 performance. Mr. Gallahue entered into a new employment agreement dated September 12, 2007, which superceded all prior agreements with the Company regarding his employment.

Obligations applicable to the receipt of termination benefits

For Mr. Douglass, Ms. Nelson and Mr. Tarpley, non-competition covenants would be in place for two years. This precludes the executive from engaging in any business in competition with CPI, disclosing confidential information of CPI, using confidential information to solicit customers of CPI, or soliciting CPI employees for employment outside of CPI in markets served by CPI. Dr. Cataldo and Mr. Gallahue are subject to non-competition covenants for one year after termination of employment.

For Mr. Douglass, Ms. Nelson and Mr. Tarpley, the executive is required to communicate inventions and developments arising from employment with the Company. The rights of such inventions belong to the Company. For one year after termination, disclosure of any such inventions are considered made during the executive’s employment and would be the property of the Company. In their employment agreements, Dr. Cataldo and Mr. Gallahue acknowledge that any ideas, concepts, graphics, creative or other products of their work will be owned by the Company.

Director Compensation in Fiscal Year 2007

					Change in Pension
					Value and Non
				Non-Equity	Qualified Deferred	All Other
	Fees Earned or Paid in	Stock Awards ($)		Incentive Plan	Compensation	Compensation ($)
Name	Cash ($) (1)	(2)	Option Awards ($)	Compensation ($)	Earnings	(3)	Total
David Meyer	$16,500	$1,409,458				$7,810	$1,433,768
James Abel	$36,000	$52,380				$466	$88,846
Michael Koeneke	$36,000	$37,422				$333	$73,755
Mark Mitchell	$19,500	$37,422				$333	$57,255
Turner White	$43,500	$37,422				$333	$81,255

(1)	Includes payment to Mr. White of $6,000 for his service as chairman of the Compensation Committee, with the remainder representing meeting fees paid to the directors.

(2)

The Board of Directors maintains a CPI Corp. Non-Employee Directors Restricted Stock Policy (the "Policy") pursuant to the CPI Corp. Restricted Stock Plan, as amended and restated as of April 14, 2005 (the "Plan"). The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling the directors who are not employees of the Company to elect each year to receive shares of restricted common stock of the Company ("Restricted Shares") in lieu of up to 100%, but not less than 50%, of the annual retainer they receive as directors of the Company. Directors who chair committees of the Board may also elect to receive Restricted Shares in lieu of an annual retainer in cash for their service as committee chairmen.

Upon making an election under the Policy, the non-employee director is awarded that number of Restricted Shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the non-employee director's annual retainer for Board service and/or service as a committee chair for the fiscal year for which the election is being made by (2) the Fair Market Value of one share of Common Stock of the Company as of the first day of the fiscal year. The Restricted Shares are not transferable and are subject to other restrictions until the last day of the applicable fiscal year.

Pursuant to the Policy, each of the directors elected to receive Restricted Shares in lieu of 100% of their $30,000 annual retainer for service on the Board in fiscal year 2007. Mr. Abel also elected to receive Restricted Shares in lieu of his annual retainers for serving as chairman of the Audit Committee ($6,000) and as chairman of the Nominating and Governance Committee ($6,000). In lieu of cash compensation for their retainers, Messrs. Koeneke, Meyer, Mitchell and White each received 693 Restricted Shares; Mr. Abel received 970 Restricted Shares.

On April 11, 2007, David Meyer was awarded an additional 9,239 shares for his service during 2006. Total value related to those shares included in the table above is $501,955. On August 24, 2007, David Meyer was awarded an additional 19,014 shares for his service in the PCA Acquisition. The value of those shares included in the table above is $870,081. On May 29, 2008, David Meyer was awarded an additional 14,706 shares for his service during 2007. As there was no fiscal 2007 expense for these shares since they vest at the end of fiscal 2008, they are not included in the table above.

(3)	Other compensation represents dividends earned on restricted stock awards prior to vesting.

The Company also reimburses directors for expenses incurred in connection with attending Board and committee meetings.

Approval of CPI Corp. Omnibus Incentive Plan

(Proxy Item No. 2)

On May 29, 2008, the Board of Directors adopted the CPI Corp. Omnibus Incentive Plan (the “Plan”), subject to stockholder approval. The Plan was effective on the date it was approved by the Board of Directors, but the Plan and any awards granted under the Plan are null and void if the Plan is not approved by our stockholders.

If approved by stockholders, the Plan will replace the CPI Corp. Stock Option Plan, as amended and restated on December 16, 1997, and the CPI Corp. Restricted Stock Plan, as amended and restated on April 14, 2005 (collectively the “Predecessor Plans”) that were previously approved by the Board of Directors, and no further shares will be issued under the Predecessor Plans. The Company is seeking approval of the Plan, in part, to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) requires stockholder approval of certain provisions of incentive compensation plans every five years so that companies can deduct all performance-based compensation.

The Plan will provide the Company with flexibility to award Service Providers (as defined below) both short- and long-term equity-based and cash incentives. The Board of Directors believes that this flexibility in awarding various types of incentive compensation is important because it allows for greater use of performance-based incentives, which, in the Board’s judgment, promotes a better alignment of the interests of Service Providers and the Company’s stockholders, and adds flexibility under the Plan that will enable the Company to adapt its compensation programs for Service Providers in a manner which is commensurate with the design of compensation programs being offered by the Company’s competitors and peers, thereby attracting and retaining Service Providers.

To be approved, a majority of the outstanding shares entitled to vote at the Meeting must vote in favor of the proposal. The Board of Directors recommends a vote “FOR” the approval of the Plan.

The stock referred to under the Plan is the common stock of the Company, which is listed on the New York Stock Exchange under the symbol “CPY.”

Description of the Plan

A copy of the Plan is attached as Annex A and the following summary is qualified in its entirety by reference to the Plan.

Purpose. The purposes of the Plan are (i) to attract and retain highly competent persons as employees, directors, and consultants of the Company (“Service Providers”); (ii) to provide incentives to Service Providers that align their interests with those of the Company’s stockholders; and (iii) to promote the success of the business of the Company.

Administration. Awards under the Plan are granted by the Compensation Committee of the Board (the “Committee”), provided that the Board shall be responsible for administering this Plan with respect to awards to non-employee directors. With respect to the administration of the Plan as it relates to awards granted to non-employee directors, references in this Plan to the “Committee” shall refer to the Board. The Committee shall be constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and Section 162(m) of the Code. The Committee has the authority, among other things, to (i) select the Service Providers to whom awards may be granted and the types of awards to be granted to each; (ii) to determine the number of shares to be covered by each award; (iii) to determine whether, to what extent, and under what circumstances an award may be settled in cash, common stock, other securities, or other awards; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (v) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable.

Shares Available for Grant Under the Plan. Subject to adjustment, the total number of shares of common stock available for delivery pursuant to awards under the Plan will be 800,000 shares.

As of June 13, 2008, approximately 78,174 shares are subject to outstanding awards and grants under the Predecessor Plans.

Eligibility. Employees, consultants, or directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive awards under the Plan. However, incentive stock options (“ISOs”) may be granted only to employees.

No participant may receive in any fiscal year: (i) stock options relating to more than 200,000 shares; (ii) restricted stock and restricted stock units relating to more than 200,000 shares; (iii) 200,000 shares granted in connection with performance awards, (iv) cash-based awards of more than $1,500,000; (v) other cash-based awards relating to more than $1,500,000; or (vi) other share-based awards relating to more than 200,000 shares.

Types of Awards. Awards authorized under the Plan include:

  Stock options to purchase shares of common stock, including ISOs and nonstatutory stock options, which will be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. “Fair market value” means the closing sale price per share of common stock (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, such other source as the Committee deems reliable. No stock option shall have a term in excess of 10 years measured from the date the stock option is granted. In the case of any ISO granted to a 10% stockholder, the term of such ISO shall not exceed five years measured from the date the stock option is granted.

  Stock appreciation rights (“SARs”), which confer the right to receive an amount, settled in cash, common stock or other awards, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR.

  Restricted stock, which is common stock subject to restrictions on transferability and other restrictions, with respect to which a participant has the voting rights of a stockholder during the period of restriction.

  Restricted stock units, which are awards of a right to receive shares of our common stock and are subject to restrictions on transferability and other restrictions.

  Performance awards, including performance shares or performance units, which are settled after an applicable performance period has ended to the extent to which corresponding performance goals have been achieved.

  Other awards, including awards that are payable in shares of common stock or the value of which is based on the value of shares of common stock, and awards to be settled in cash or other property other than common stock.

Vesting. The vesting schedule for any award shall be specified in the award agreement. The criteria for vesting and for removing restrictions on any award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more performance objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

Substitute Awards. The Committee may grant awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company in connection with a merger, consolidation or similar transaction involving an acquired company and the Company or an affiliate.

Performance-Based Awards. The terms of the Plan are intended to, among other things, permit the Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals. The Plan provides that the performance goals will be based on certain specified business criteria which are intended to encompass a wide range of financial and operational activities of the Company. For example, the business criteria used by the Committee in establishing the performance goals for such awards includes, but is not limited to: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners’ equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total stockholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin. Performance objectives may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. With respect to any award granted to an employee who is subject to Section 162(m) of the Code, the performance objectives shall be set forth in writing no later than 90 days after commencement of the performance period to which the performance objectives relate (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the performance objective(s) are substantially uncertain. The performance objectives established by the Committee may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and/or operating groups or segments, as the Committee deems appropriate.

Stockholder Approval of Performance Objectives. No award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made unless the Company’s stockholders shall have previously approved the Plan, or unless the Award is made contingent on stockholder approval of the Plan.

Payment. The Committee shall determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an ISO, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the exercise price of a stock option may be paid (i) in cash or by check; (ii) at the discretion of the Committee, through delivery of shares of common stock having a fair market value equal as of the date of the exercise to the exercise price of the stock option and held for at least six months; (iii) at the discretion of the Committee, by having the Company retain from the shares of common stock otherwise issuable upon exercise of the stock option, a number of shares having a fair market value equal, as of the date of exercise, to the exercise price of the stock option (a “net-exercise”); (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above; or (vi) at the discretion of the Committee, payment of such other lawful consideration as the Committee may determine. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

Amendment and Termination. The Plan may be amended, altered, suspended or terminated by the Board of Directors or the Committee, without the consent of the participants or beneficiaries, but no such action shall impair the rights of the participant or beneficiary under an outstanding award unless required to comply with applicable law. Stockholder approval of any Plan amendment shall be obtained to the extent necessary to comply with applicable law. The Plan shall terminate upon the earliest to occur of (i) the day prior to the 10th anniversary of the Board of Director’s approval of the Plan on May 29, 2008; (ii) the date on which all shares available for issuance under the Plan have been issued as fully vested shares; or (iii) any other date determined by the Board of Directors.

Adjustments and Change of Control.

In the event that there is any dividend or distribution payable in shares, or any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company, then the maximum aggregate number of shares available for awards under the Plan, the maximum number of shares issuable to a Service Provider under the Plan, and any other limitation under this Plan on the maximum number of shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the participants. In addition, the Committee may make appropriate and equitable substitutions or adjustments to the number and kind of shares or other securities subject to outstanding awards, and/or to the exercise price of outstanding stock options and stock appreciation rights.

In the case of any merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”), the Committee may, in its discretion, (i) cancel all outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee in its sole discretion; and (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards.

Any award agreement may include such other provisions (whether or not applicable to the award of any other participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of awards upon a “Change of Control” of the Company, provisions for the cancellation of awards in the event of a Change of Control of the Company, and provisions to comply with applicable laws.

Change of Control is defined under the Plan to mean a change of control as defined in the relevant Award Agreement.

Federal Income Tax Consequences

The material federal income tax consequences of the grant and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.

Stock Options.

The grant of a stock option will have no tax consequences to the grantee or to the Company. In general, upon the exercise of an ISO, the grantee will not recognize taxable income and the Company will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date of an ISO over the exercise price is included in the grantee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-statutory stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights.

The grant of an SAR will have no tax consequences to the grantee or to the Company. Upon the exercise of an SAR, the grantee will recognize ordinary income equal to the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards.

In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to the Company. When the award is settled (or, in the case of restricted stock or performance shares, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. The Company will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and the Company will generally be entitled to a tax deduction in the same amount.

Sale of Shares.

When a grantee sells shares received under any award other than an ISO, the grantee will recognize a capital gain or loss equal to the difference between the sale proceeds and the grantee’s tax basis in the shares. In general, the tax basis in the shares is the amount of ordinary income recognized by the grantee upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock or performance shares) plus any amount paid for the shares (if any).

When a grantee disposes of shares acquired upon the exercise of an ISO, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income to the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss to the grantee; and (3) the Company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Tax Withholding.

All payments or distributions made pursuant to the Plan to a participant (or a permitted assignee thereof) will be net of any applicable Federal, state and local withholding taxes arising as a result of the grant of any award, exercise of an option or SARs, or any other taxable event occurring pursuant to the Plan. The Company will have the right to withhold from such participant (or permitted assignee) such withholding taxes as may be required by law, or to otherwise require the participant (or permitted assignee) to pay such withholding taxes. If the participant (or permitted assignee) fails to make such required tax payments, the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the participant (or permitted assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares then issuable to the participant (or permitted assignee) pursuant to the Plan, having an aggregate fair market value equal to the withholding taxes, resulting in a lower number of shares being issued to the participant (or permitted assignee).

Compliance with Section 162(m) of the Internal Revenue Code.

Section 162(m) generally disallows a deduction to a public company for annual compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000. However, compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 limitation and, therefore, remains fully deductible by the Company. The Company intends that options, SARs and other awards designated as such, the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above, may qualify as “performance-based compensation” for purposes of Section 162(m), although other awards under the Plan may not qualify. The Board is seeking stockholder approval of the Plan partly to qualify all compensation to be paid under the Plan for the maximum income tax deductibility under Section 162(m).

Section 409A.

If any award granted under the Plan is considered deferred compensation under Section 409A of the Code, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include ensuring that any election to defer made by participants is done within the time period(s) permitted by Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted under guidance issued by the U.S. Department of Treasury. If these requirements are not met, a participant will be immediately taxed on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus 1%.

The Board of Directors recommends a vote "FOR" approval of Item No. 2 to approve the CPI Corp. Omnibus Incentive Plan.

The affirmative vote of the majority of the shares present in person or represented by Proxy at the Annual Meeting is required for approval of this proposal. Proxies for shares marked "Abstain" will be considered to be represented, but not voted. Shares registered in the name of brokers or other "street name" nominees will also be considered represented at the meeting for purposes of a quorum but will be considered voted only if actually voted on Item No. 2.

Audit Committee Report

To Our Stockholders:

      In performing our duties, the Audit Committee has:

1.	reviewed and discussed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended February 2, 2008, as well as quarterly financial statements, all prior to their issuance;

2.	discussed with KPMG, all matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU § 380) as modified or supplemented;

3.	received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as modified or supplemented;

4.	discussed with KPMG its independence from the Company;

5.	conducted its meetings allowing for executive sessions with KPMG and with the Company’s internal auditors, in each case without the presence of the Company’s management; and

6.	received periodic updates from the Company’s internal auditors regarding their test work with respect to internal controls over financial reporting and reviewed with management and the independent auditor, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

Among other things, the Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company’s internal audit process.

Based on the review and discussions described in 1 through 6 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

Further, the Audit Committee has appointed KPMG to audit the books of the Company for the fiscal year ending February 7, 2009, and we recommend that you ratify that appointment.

THE CPI CORP. AUDIT COMMITTEE

James Abel, Chairman	Michael Koeneke	Turner White

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

In fiscal years 2007 and 2006, the Company was billed approximately $840,000 and $572,500, respectively, for KPMG's audit of the Company’s annual financial statements and review of financial statements included in the Company’s interim reports on Form 10-Q. The Company expects to receive additional bills in connection with the 2007 annual audit in connection with financial reporting.

Audit-Related Fees

In fiscal year 2007, the Company was billed $38,700 for audit-related services provided by KPMG. Such services include work related to the purchase of the assets of Portrait Corporation of America and assistance with a response to a comment letter from the Securities and Exchange Commission. No audit-related services were provided by KPMG in fiscal year 2006.

Tax Fees

No tax services were provided by KPMG during fiscal year 2007 or 2006.

All Other Fees

The Company did not receive any services from KPMG other than those described above in either of the last two fiscal years.

Procedure for Approval of Non-Audit Services

The Audit Committee has authorized the Chairman of the Audit Committee to pre-approve KPMG’s performance of non-audit services, provided that the Chairman reports any such pre-approval to the full Audit Committee at the next scheduled meeting. Upon receipt of any request for pre-approval of non-audit services from management, the Chairman may accept or reject the request or submit the request to the entire Audit Committee for consideration. The Audit Committee approved all of the fees paid to KPMG for fiscal year 2007.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Proxy Item No. 3)

The Audit Committee has selected KPMG, an independent registered public accounting firm, to audit the books of the Company and its subsidiaries for its current fiscal year ending February 7, 2009 (“fiscal year 2008”). Although the appointment of independent registered public accounting firms is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee will reconsider the appointment. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer questions any stockholder may have.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of
KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008.

The affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting is required for ratification of this appointment. Proxies for shares marked “Abstain” will be considered to be represented, but not voted. Shares registered in the name of brokers or other “street name” nominees will also be considered represented at the meeting for purposes of a quorum but will be considered voted only if actually voted on Item No. 3.

Other Information

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the meeting for any purpose germane to the meeting. For ten days prior to the Annual Meeting, this stockholder list will also be available for inspection by stockholders at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103, during regular business hours.

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Stockholders’ Meeting and Proxy Statement and the 2007 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2007 Annual Report or Notice of Annual Stockholders’ Meeting and Proxy Statement.

The Company’s 2007 Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about June 17, 2008, to stockholders of record as of June 13, 2008.

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY, JANE NELSON, UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103.

By Order of the Board of Directors,

Jane E. Nelson
Secretary and General Counsel
Dated: June 17, 2008

Annex A

CPI CORP.
OMNIBUS INCENTIVE PLAN

ARTICLE 1.
BACKGROUND AND PURPOSE OF THE PLAN

     1.1. Background. This Omnibus Incentive Plan (the “Plan”) permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and other awards.

     1.2. Purpose. The purposes of the Plan are (i) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company; (ii) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (iii) to promote the success of the business of the Company.

     1.3. Eligibility. Service Providers who are Employees, Consultants, or Directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

     1.4. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2.
SHARE LIMITS

     2.1. Shares Subject to the Plan.

     (a) Shares Reserved. Subject to adjustment as provided in Section 2.3 hereof, the maximum number of Shares available for delivery to Service Providers pursuant to Awards granted under the Plan shall be eight hundred thousand (800,000) Shares. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards under the Plan that are to be settled in Shares. The Shares available for delivery under this Plan may be authorized and unissued Shares or treasury Shares.

     (b) Shares Counted Against Limitation. Shares covered by an Award granted under the Plan shall not be counted as used unless and until such Shares are actually issued and delivered to a Participant. In addition, any Shares exchanged by a Participant as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any Shares retained by the Company pursuant to a Participant’s tax withholding election, any Shares covered by an Award which is settled in cash, and any Shares withheld by the Company in connection with an Award which is net-settled, shall be added to the Shares available for Awards under the Plan.

     (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future Awards under the Plan.

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any such substitute Awards granted under the Plan shall not count against the Share limitations set forth in Section 2.1(a) and 2.2.

     2.2. Individual Limits. Awards under the Plan shall be subject to the following individual limits, which shall be construed and applied consistently with Code §162(m), except that the limits shall apply to all Service Providers:

     (a) Stock Options. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Options granted in any one Fiscal Year to any one Service Provider shall be 200,000 Shares.

     (b) Stock Appreciation Rights. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Fiscal Year to any one Service Provider shall be 200,000 Shares.

     (c) Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Fiscal Year to any one Service Provider shall be 200,000 Shares.

     (d) Performance Awards. Subject to adjustment as provided in Section 2.3, (i) the maximum aggregate number of Shares subject to Performance Awards payable in Shares granted in any one Fiscal Year to any one Service Provider shall be 200,000 Shares, and (ii) the maximum aggregate amount awarded or credited with respect to Performance Awards payable in cash granted in any one Fiscal Year to any one Service Provider shall be 1,500,000 dollars determined as of the date of vesting or payout, as applicable.

     (e) Cash-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate amount awarded or credited with respect to Cash-Based Awards granted in any one Fiscal Year to any one Service Provider shall be 1,500,000 dollars determined as of the date of vesting or payout, as applicable.

     (f) Other Share-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to other Share-Based Awards in any one Fiscal Year to any one Service Provider shall be 200,000 Shares.

     (e) Canceled Awards. Any Awards granted to a Service Provider that are canceled shall continue to count toward the individual share limit applicable to that Service Provider set forth in this Section 2.2.

     2.3. Adjustments.

     (a) In the event that there is any dividend or distribution payable in Shares, or any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company (including a Corporate Transaction), then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual Service Provider or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. In addition, the Committee may make appropriate and equitable substitutions or adjustments to the number and kind of Shares or other securities subject to outstanding Awards, and/or to the exercise price of outstanding Stock Options and Stock Appreciation Rights. The Committee’s determination with respect to any such adjustments under this Section 2.3(a) shall be conclusive and binding on all Participants.

     (b) In the case of any merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”), the Committee may, in its discretion, (i) cancel all outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; and (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards. Any action or adjustment authorized under this Section 2.3(b) and taken by the Committee shall be conclusive and binding on all Participants.

     (c) Notwithstanding anything herein to the contrary, the Committee may not take any such action described in this Section 2.3 that would cause an Award that is otherwise exempt from Code §409A to become subject to Code §409A, or cause an Award that is subject to the requirements of Code §409A to fail to comply with such requirements.

ARTICLE 3.
ADMINISTRATION OF THE PLAN

     3.1. Administrator. The Plan shall be administered by the Committee.

     3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Laws, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (iii) to determine the number of Shares to be covered by each Award granted hereunder; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (v) to approve forms of Award Agreements; (vi) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (vii) to construe and interpret the terms of the Plan and Award Agreements; (viii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (x) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (xii) to accelerate the vesting of an Award; and (xiii) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

     3.3. Compliance with Applicable Laws. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws.

     3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

     3.5. Delegation to Executive Officers. To the extent permitted by Applicable Laws, the Committee may delegate to one or more Executive Officers the powers: (i) to designate Employees who are not Executive Officers as eligible to participate in the Plan; and (ii) to determine the amount and type of Awards that may be granted to Employees who are not Executive Officers.

     3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

     3.7 Non-Employee Director Awards. Notwithstanding anything to the contrary herein, the Board shall be responsible for administering this Plan with respect to Awards to Non-Employee Directors, subject to the provisions of this Plan. With respect to the administration of the Plan as it relates to Awards granted to Non-Employee Directors, references in this Plan to the “Committee” shall refer to the Board.

ARTICLE 4.
VESTING AND PERFORMANCE OBJECTIVES

     4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the applicable Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company or an Affiliate for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

     4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

     4.3. Performance Objectives.

     (a) Possible Performance Objectives. The Performance Objective(s) with respect to any Award may be one or more of the following objectives, as established by the Committee in its sole discretion: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin. Performance Objectives may be based upon Company-wide, Affiliate, divisional, project team, and/or individual performance. The Performance Objectives established by the Committee for any Performance Period may be expressed in terms of attaining a specified level of the Performance Objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and/or operating groups or segments thereof, all as the Committee deems appropriate. The Performance Objectives established by the Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period. The Committee may further specify in respect of the specified Performance Objectives for any Performance Period, a minimum acceptable level of achievement below which no Award payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified Performance Objectives.

     (b) Objective Criteria; Adjustments to Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved, and to calculate the amount of the Award payable to a Participant. The Committee may provide, in connection with the setting of the Performance Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Performance Period including, but not limited to the following: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved Performance Objectives at targeted levels during the balance of the Performance Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the effect of any change in outstanding Shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (vii) to exclude any other unusual, non-recurring gain or loss or other extraordinary item. To the extent such inclusions or exclusions affect an Award under this Plan, they shall be prescribed in a form that meets the requirements of Code §162(m) for deductibility.

     (c) Shareholder Approval of Performance Objectives. No Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Code §162(m) shall be made unless the Company’s shareholders shall have previously approved the Plan, or unless the Award is made contingent on shareholder approval of the Plan.

     (d) Documentation of Performance Objectives. With respect to any Award granted to a Covered Employee, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the Performance Period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objective(s) is (are) substantially uncertain. Such writing shall also include the Performance Period for measuring achievement of the Performance Objectives, as established by the Committee.

     (e) Committee Certification. Prior to settlement of any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(e), approved minutes of the Committee shall be adequate written certification.

     (f) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives after the applicable Performance Objectives are satisfied.

ARTICLE 5.
STOCK OPTIONS

     5.1. Terms of Stock Options. Subject to the provisions of the Plan, the type of Stock Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Stock Option shall be as determined by the Committee and shall be stated in the Award Agreement.

     5.2. Type of Stock Option. Each Stock Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Neither the Company nor the Committee shall have liability to a Participant or any other party if a Stock Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Stock Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

     5.3. Limitations.

     (a) Maximum Term. No Stock Option shall have a term in excess of 10 years measured from the date the Stock Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed 5 years measured from the date the Stock Option is granted.

     (b) Minimum Exercise Price. Subject to Section 2.3 of the Plan, the exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Stock Option is granted.

     (c) Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Stock Option to reduce its exercise price, and shall not grant a Stock Option with a lower exercise price within six months before or after a Stock Option with a higher exercise price is canceled.

     (d) $100,000 Limit for Incentive Stock Options. Notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, or any other plan of the Company or any Affiliate), such Stock Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Stock Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

     (e) 10% Shareholder. For purposes of this Section 5.3, a “10% Shareholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Code §424(d).

     5.4. Payment of Exercise Price. The Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the exercise price of a Stock Option may be paid (i) in United States dollars in cash or by check; (ii) at the discretion of the Committee, through delivery of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option; (iii) at the discretion of the Committee, by having the Company retain from the Shares otherwise issuable upon exercise of the Stock Option, a number of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option (a “net-exercise”); (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above; or (vi) at the discretion of the Committee, payment of such other lawful consideration as the Committee may determine. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Code §422.

     5.5. Exercise of Stock Options.

     (a) Procedure for Exercise. Any Stock Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Option shall be deemed exercised when the Committee receives: (i) notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option and (ii) full payment for the Shares (in a form permitted under Section 5.4) with respect to which the Stock Option is exercised.

     (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Options within such period of time as is specified in the Award Agreement to the extent that the Stock Options are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Options shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Options only to the extent that the deceased Participant was entitled to exercise such Stock Options as of the date of his or her death.

      (c) Rights as a Shareholder. Shares subject to a Stock Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Stock Option exercise date. Until such Stock Option exercise date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to a Stock Option.

     5.6. Repurchase Rights. The Committee shall have the discretion to grant Stock Options which are immediately exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase.

The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

     6.1. Terms of Stock Appreciation Right. The term, exercise price, number of Shares, vesting schedule, medium of settlement, and other conditions and limitations applicable to each Stock Appreciation Right, shall be as determined by the Committee and shall be stated in the Award Agreement. Upon exercise, all Stock Appreciation Rights shall be settled in cash, Shares, other securities, other Awards, other property or a combination or any combination thereof as determined by the Committee, and as stated in the Award Agreement.

     6.2. Exercise of Stock Appreciation Right.

     (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

     (b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Rights within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Rights are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Appreciation Rights shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Appreciation Rights only to the extent that that the deceased Participant was entitled to exercise such Stock Appreciation Rights as of the date of his or her death.

     (c) Rights as a Shareholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised and Shares are delivered in settlement thereof. Until such delivery, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

ARTICLE 7.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock may be held by the Company as escrow agent until the restrictions on such Shares shall have lapsed.

     (a) Transferability. Except as provided in this Section 7.1, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     (b) Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

     (c) Removal of Restrictions. Except as otherwise provided in this Section 7.1, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from the applicable transfer and other restrictions, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

     (d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

     (e) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Fiscal Year in which the dividend or distribution becomes nonforfeitable.

     (f) Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

     7.2. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

     (a) Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

     (b) Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Fiscal Year in which the record date for the dividend or distribution occurs.

     (c) Forfeiture. If, with respect to any Award of Restricted Stock Units, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 8.
PERFORMANCE AWARDS

     8.1. Terms of Performance Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards to Participants in such amounts and upon such terms as the Committee shall determine. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Objective(s), the Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award which are not inconsistent with the terms of this Plan. The establishment of Performance Objectives with respect to the grant or vesting of any Performance Award to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures substantially equivalent to those set forth in Section 4.

     8.2. Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) Share, subject to adjustment as provided in Section 2.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value that is established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award will determined on the basis of the applicable Performance Objective(s)

established by the Committee, and the extent to which such Performance Objective(s) are attained within the applicable Performance Period established by the Committee.

     8.3. Settlement of Performance Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of a Performance Award shall be entitled to receive payout of the value and/or distribution of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved. The determination and certification of the attainment of the Performance Objectives with respect to any Performance Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

     8.4. Forfeiture. If, with respect to any Performance Award, (i) a Participant’s Termination of Service occurs before the end of the Performance Period, or (ii) any Performance Objective(s) are not achieved by the end of the Performance Period, then the Performance Shares or Performance Units granted pursuant to such Performance Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 9.
OTHER AWARDS

      9.1. Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Service Providers in such amounts and upon such terms and conditions, including the achievement of Performance Objectives, as the Committee may determine.

     (a) Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or formula, the Performance Objective(s), the Performance Period, if applicable, the time and form of payment or distribution, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     (b) Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of a Cash-Based Award that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures set forth in Section 4.

     (c) Payment or settlement, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award Agreement, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the amount payable in connection with a Cash-Based Award shall be paid to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

     9.2. Grant of Other Share-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Service Providers, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     (a) Each Other Share-Based Award shall be expressed in terms of Shares or units based on such Shares, as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of Other Share-Based Awards that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow procedures set forth in Section 4.

     (b) Payment or settlement, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

     (c) Participants shall have no voting rights with respect to Shares represented by Other Share-Based Awards until the date of the issuance of such Shares, if any, in settlement of such Award.

     9.3. Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for termination.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

     10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Awards under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     10.2. No Effect on Employment or Service Relationship. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate; nor shall they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company or any Affiliate.

     10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of a Participant’s immediate family, and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only shareholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

     10.5. Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan unless and until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

     10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     10.7. Withholding.

     (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s employment tax obligations) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

     (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

     10.8. Other Provisions in Award Agreements/Change in Control. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change in Control of the Company, provisions for the cancellation of Awards in the event of a Change in Control of the Company, and provisions to comply with Applicable Laws.

     10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

     10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a

Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

     10.11 Section 409A.

     (a) Certain awards under the Plan may constitute nonqualified deferred compensation under Code §409A, including the regulations and guidance promulgated thereunder, and it is intended that such awards meet the requirements of paragraphs (a)(2), (3), and (4) of Code §409A, and the terms and provisions of the Plan and Award Agreements should be interpreted and applied in a manner consistent with such requirements.

     (b) Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if any provision of this Plan or any Award Agreement contravenes any regulations or guidance promulgated under Code §409A or could cause any Award to be subject to additional taxes, accelerated taxation, interest or penalties under Code §409A, the Company may, in its sole discretion and without the Participant’s consent, modify this Plan or any Award Agreement: (i) to comply with, or avoid being subject to, Code §409A, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Code §409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code §409A. This section does not create an obligation on the part of the Company to modify this Plan or any Award Agreement and does not guarantee that the Awards will not be subject to interest or penalties under Code §409A.

     (c) If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” (as such term is defined under Code §409A) at such time as the Participant is a Specified Employee and such amounts are subject to the provisions of Code §409A, then no payment shall be made, except as permitted under Code §409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter. “Specified Employee” means an Employee who at any time during the twelve-month period ending on the identification date was a “key employee” as defined under Code §416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof). The Company may adopt a Specified Employee Identification Policy which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code §409A. In the absence of any such policy or policy provision, for purposes of the above, the “identification date” is each December 31st, and an employee who satisfies the above conditions will be considered to be a “specified employee” from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that is necessary in identifying specified employees will be determined and applied in accordance with the defaults specified in the regulations under Code §409A. Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code §409A that are maintained by the Company or an affiliate.

ARTICLE 11.
TERM, AMENDMENT, AND TERMINATION OF PLAN

     11.1. Term of Plan. The Plan shall become effective on the Effective Date; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders before any compensation under the Plan is paid.

     11.2. Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (ii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan; provided however that Incentive Stock Options may not be granted after the tenth anniversary of the Effective Date. No Plan termination that impacts any deferred compensation subject to Code §409A shall be made without compliance with the provisions of Code §409A regarding terminations and liquidations.

     11.3. Amendment of the Plan. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Notwithstanding any provision of this Section 11.3 to the contrary, the Company reserves the right to:

     (a) amend the Plan (or any outstanding Award Agreement) in any respect solely to comply with the provisions of Code §409A so as not to trigger any unintended tax consequences prior to the payment or other taxable event with respect to the Award;

     (b) pay the lump sum value of any deferred compensation hereunder if the Company determines that such payment will not constitute an impermissible acceleration of payments under the limited cashout provision of Treas. Reg. §1.409A-3(j)(4)(v), or under one of the exceptions provided in Treas. Reg. §1.409A-3(j)(4)(ix) or any successor guidance; in such an event, payment shall be made at the earliest date permitted under such guidance; and

     (c) make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code §409A; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code §409A.

     11.4. Effect of Amendment or Termination. Except as provided in Sections 11.3 and 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (ii) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Stock Option or Stock Appreciation Right.

ARTICLE 12.
MISCELLANEOUS

     12.1. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan, including but not limited to for purposes of satisfying applicable blue sky, securities, and/or tax laws. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and/or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants included within any such sub-plan(s).

     12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

     12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

     12.4. Expenses. The costs of administering the Plan shall be paid by the Company.

     12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     12.6. Delivery of Shares. Subject to any governing rules or regulations (include applicable stock exchange rules), the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such

Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

     12.7. Construction. Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word “include” shall mean to include, but not to be limited to.

     12.8. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

     12.9 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     12.10. Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX

     As used in the Plan, the following terms shall have the following meanings:

     (a) “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Code §424(e) or a “subsidiary corporation” (as defined in Code §424(f)) with respect to the Company, whether now or hereafter existing.

     (b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

     (c) “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, Other Share-Based Awards, or other awards under the Plan.

     (d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

     (e) “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

     (f) “Board” means the board of directors of the Company.

     (g) “Cash-Based Award” means an Award, settled in cash, granted pursuant to Article 9.

     (h) “Change of Control” means a change in control as defined in the relevant Award Agreement.

     (i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

     (j) “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Code §162(m), and/or other Applicable Laws.

     (k) “Company” means CPI Corp., a Delaware corporation, or any successor thereto.

     (l) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

     (m) “Covered Employee” means any Employee who is or may become a “Covered Employee” as defined in Code §162(m), or any successor provision of the Code, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) ninety (90) days after the beginning of the relevant Performance Period, or (ii) the date on which twenty-five percent (25%) of the relevant Performance Period has elapsed, as a “Covered Employee” under this Plan for such Performance period.

     (n) “Director” means a member of the Board.

     (o) “Disability” means total and permanent disability as defined in Code §22(e)(3).

     (p) “Effective Date” means May 29, 2008.

     (q) “Employee” means any person who is an employee, as defined in Code §3401(c), of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (s) “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a Covered Employee.

     (t) “Fair Market Value” means, with respect to Shares as of any date, the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Committee deems reliable. Fair Market Value shall be determined by the Committee in a manner consistent with Code §409A, to the extent applicable, and any other applicable law or regulation

     (u) “Fiscal Year” means the Company’s fiscal year. If an Award is granted by an Affiliate, such Affiliate’s fiscal year shall apply instead of the Company’s fiscal year.

     (v) “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code §422.

     (w) “Nonemployee Director” means a Director who is not an Employee.

     (x) “Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option.

     (y) “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 9.

     (z) “Participant” means the holder of an outstanding Award granted under the Plan.

     (aa) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

     (bb) “Performance Period” means a fiscal year of the Company, or a series of two or more consecutive fiscal years, as determined by the Committee.

     (cc) “Performance Share” means an Award under Article 8 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     (dd) “Performance Unit” means an Award under Article 8 and subject to the terms of this Plan, denominated in U.S. dollars, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

     (ee) “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

     (ff) “Person” means any individual, Company, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act.

     (gg) “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

     (hh) “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 7 of the Plan.

     (ii) “Service Provider” means an Employee, Director, or Consultant.

     (jj) “Share” means a share of the Company’s common stock.

     (kk) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount (exercise price) specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

     (ll) “Stock Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

     (mm) “Subsidiary” means a company or other entity (a) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

     (nn) “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

CPI CORP.
1706 WASHINGTON AVE ST. LOUIS, MO 63103
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by CPI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CPI Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CPICO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CPI CORP.

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the
	listed nominees.

	Nominees:

	01)	James Abel	04)	David Meyer
	02)	Peter Feld	05)	Turner White
	03)	Michael Koeneke

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

B	Issue
The Board of Directors recommends a vote FOR the following proposals.
		For	Against	Abstain

2.	Approval of the CPI Corp. Omnibus Incentive Plan.	☐	☐	☐

3.	Ratification of appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐

In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon and insert the date on which you sign this card. Executors, administrators, trustees, etc. should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy - CPI Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CPI CORP.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JULY 17, 2008

The undersigned, revoking all previous proxies, hereby appoints David Meyer and James Abel or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated on the reverse side, all of the shares of Common Stock of CPI Corp. (the “Company”) held of record by the undersigned on June 13, 2008, at the annual meeting of stockholders to be held at 9:30 a.m. central daylight time on July 17, 2008, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri, 63103, and at any adjournment or postponement thereof.

This Proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted for the election of directors and for Item 2 and Item 3.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)